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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 17, 2003, except for Note 17, as to which the date is April 1, 2003, relating to the financial statements, which appears in Blyth, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2003. We also consent to the incorporation by reference of our report dated March 17, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut
July 10, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS